Exhibit 23.2


PRICEWATERHOUSECOOPERS


                                                 PricewaterhouseCoopers
                                                 Chartered Accountants
                                                 Dorchester House
                                                 7 Church Street
                                                 Hamilton
                                                 Bermuda HM 11
                                                 Telephone +1 (441) 295 2000
                                                 Racsimile +1 (441) 295-1242











March 10, 2004




Consent of Independent Accountants
----------------------------------


We consent to the inclusion of our report, dated January 27, 2004, with respect to the combined financial statements of Olympus Re Holdings Ltd. as of December 31, 2003 and 2002 and for the years ended December 31, 2003 and 2002 and the period from December 3, 2001 (date of incorporation) to December 31, 2001, included as Item 15(d)(2) in this Form 10-K and with respect to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-84303), Form S-8 and S-3 (No. 33-6054), Form S-8 and S-3 (No. 33-26434), Form
S-8 and S-3 (No. 33-30277),  Form S-8 (No.  33-61682),  Form S-8 (No. 33-61718),
Form S-8 (No. 333-51494) and Form S-4 (No. 333-86018).





/s/ PricewaterhouseCoopers

Chartered Accountants